Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-254307) of Landsea Homes Corporation of our report dated March 16, 2022 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 16, 2022